Exhibit 10.19

Allied Wireless Communications Corporation

2011 EQUITY INCENTIVE PLAN

Form of Stock Option Agreement

Allied Wireless Communications Corporation (the “Company”) hereby grants to you (the “Optionee”) the following option (the “Option”) to purchase Common Stock of the Company:

Name of Optionee:

Total Number of Shares Subject to this Option:

Type of Option:

Exercise Price per Share:

Grant Date:

Number of Shares Subject to Vesting Schedule:

Vesting Schedule:

Twenty Five (25%) Percent on the first anniversary of the Grant Date and Twenty Five (25%) Percent on each successive anniversary; in each case so long as the Optionee is employed with the Company as of such date.

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms of the Company’s 2011 Equity Incentive Plan and this Stock Option Agreement (this “Agreement”), which includes the Incorporated Terms and Conditions attached to and made a part of this Agreement.

OPTIONEE:	ALLIED WIRELESS COMMUNICATIONS CORPORATION

By:
Name:	Name:
Address:	Title:

ADDENDUM

Atlantic Tele-Network, Inc. hereby further agrees to be bound by the provisions of Sections 11 and 12 of the Stock Option Agreement that are, by its terms, applicable to it.

ATLANTIC TELE-NETWORK, INC.

By:
Name:
Title:

Allied Wireless Communications Corporation

FORM OF STOCK OPTION AGREEMENT
UNDER THE 2011 EQUITY INCENTIVE PLAN

Terms and Conditions

1.                                                                                               Grant of Option.  On the terms and conditions set forth in this Agreement, the Company grants to the Optionee on the Grant Date this Option to purchase at the exercise price per share set forth on the signature page of this Agreement (the “Exercise Price”) the number of shares (the “Shares”) of the Company’s Common Stock set forth on the signature page of this Agreement.  This Option is (i) granted pursuant to and is governed by the Company’s 2011 Equity Incentive Plan (the “Plan”), the terms of which are incorporated into this Agreement by this reference.  Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan.  By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

2.                                                                                               Type of Option.  This Option is intended to qualify either as an Incentive Stock Option (“ISO”) or a Nonqualified Stock Option (“NQO”), as set forth on the signature page of this Agreement.  If this Option is intended to qualify as an ISO, it is agreed that the Exercise Price is at least 100% of the Fair Market Value per Share on the Grant Date (110% of Fair Market Value if the Optionee owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary).

3.                                                                                               Vesting.  If the Optionee’s employment with the Company has continued through the periods required in the Vesting Schedule set forth on the signature page of this Agreement, the Optionee may exercise the Option for such number of Shares as have become exercisable pursuant to such schedule (“Vested Option”).  Notwithstanding the foregoing, upon a Change of Control (as defined in the Plan) and subject to the receipt of any consent necessary under the Company Credit Agreement, the Option shall be deemed for all purposes to be a Vested Option immediately prior to the consummation of such Change of Control.  Upon the consummation of such Change of Control, the Board, in its sole discretion, may (i) upon written notice, provide that this Option must be exercised within a specified number of days after the date of such notice, at the end of which period such Option shall terminate, (ii) if there is a surviving or acquiring entity, and subject to the consummation of such Change of Control, cause that entity or a Subsidiary of that entity to grant replacement awards having such terms and conditions as the Board determines to be appropriate in its sole discretion, upon which replacement this replaced Option shall be terminated or cancelled, as the case may be, (iii) terminate this Option and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Board determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of this Option based on the Fair Market Value of the underlying shares as determined by the Board in good faith), upon which termination this Option shall immediately cease to have any further force or effect, or (v) take any combination (or none) of the foregoing actions.  The foregoing rights are cumulative and may be exercised only before the expiration date set forth on the Signature page of this Agreement.

4.                                                                                               Exercise.

(a)                                  General.  Within the limits set forth in Section 3, the Option may be exercised from time to time with respect to all or any part of the exercisable Shares.  No fractional Shares may be purchased except in combination with a fraction or fractions under another currently exercisable option or options granted under the Plan, and then only to the extent that such combination equals a full Share.  Shares purchased upon exercise of this Option will be subject to restrictions on transfer and any other provisions set forth in the Plan or any stockholders agreement currently in effect.  In addition, the exercise of the Option shall be subject to satisfaction of all conditions the Board may impose on the exercise of the Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied.

(b)                                 Deliveries.  To exercise the Option, the Optionee (or other person exercising the Option) must deliver to the Company the following:

(i)                                     a completed and signed Notice of Stock Option Exercise, in the form of Attachment A hereto (the “Exercise Notice”).  If the Option is being exercised by a person other than the Optionee, the Exercise Notice must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Company deems necessary;

(ii)                                  payment in full of the aggregate Exercise Price of the Shares being purchased (payment of cash or by check, or in the sole discretion of the Company in one or more methods set forth in the Plan); and

(iii)                               one or more stock transfer powers, satisfactory in form and substance to and duly executed in blank by the Stockholder, sufficient to transfer the Shares.

(c)                                  Share Certificate(s). Following Optionee’s exercise of the Option in accordance with Section 4(b) above, the Company will deliver to the Optionee a certificate representing the number of shares with respect to which the Option is being exercised.

(d)                                 Legal and Regulatory Matters.  The Plan, this Agreement, the Option and the obligation of the Company to sell and deliver the Shares upon exercise of the Option are and shall be subject to (i) all applicable laws, government regulations and rules and (ii) all applicable regulations and rules adopted by the Board in accordance with the Plan.  Without limiting the generality of the foregoing, no Shares shall be issued upon the exercise of this Option unless and until the Company has determined in its sole discretion that:

(i)                             Any applicable listing requirements of any stock exchange or other securities market on which the Common Stock is listed have been satisfied; and

(ii)                          All other applicable provisions of federal and state law have been satisfied.

(e)                                  The Company may require, as a condition to the exercise of this Option, that the Optionee agree to be bound by any shareholders agreement among all or certain shareholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company, in addition to the provisions of Sections 9 and 10.

5.                                                                                               Option Not Transferable.  Neither this Option nor any interest therein is transferable or assignable, by operation of law or otherwise, except by will or by the laws of descent and distribution.  During the Optionee’s lifetime only the Optionee can exercise this Option, and this Option shall not be subject to sale under execution, attachment, levy or similar process.  Any such transfer, assignment or sale in violation of this Agreement shall be void.

6.                                                                                               Termination.

(a)                                  Termination of Employment.  Except as otherwise determined by the Board, upon the termination of the employment of the Optionee with the Company, the Optionee’s Option shall expire on the earliest of the following occasions:

(i)                                     the date that is three months after the voluntary termination of the Optionee’s employment or the termination of the Optionee’s employment by the Company other than for Cause;

(ii)                                  the date of the termination of the Optionee’s employment by the Company for Cause;

(iii)                               the date one year after the termination of the Optionee’s employment by reason of Disability; or

(iv)                              the date one year after the termination of the Optionee’s employment by reason of the Optionee’s death.

The Optionee may exercise all or any part of the Optionee’s Option at any time before the expiration of such Option under this Section 6, but only to the extent that such Option had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination).  The balance of such Option shall lapse when the Optionee’s employment terminates.  In the event that the Optionee dies during the Optionee’s employment, or after the termination of the Optionee’s employment but before the expiration of the Optionee’s Option, all or part of such Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Option had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination).

(b)                                 Termination on Change of Control.  Except as otherwise determined by the Board, but subject to Section 3 of this Agreement, in the case of a Change of Control, this Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of this Option or the substitution for this Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price. In the event of any transaction that will result in such termination, the Company shall give to the Optionee written notice thereof at least ten (10) days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise this Option, but after such effective date the Optionee may not exercise this Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

7.                                                                                               No Rights as Stockholder.  The Optionee (or any other person entitled to exercise the Option) shall not be entitled to any rights as a stockholder of the Company with respect to any Shares issuable upon exercise of this Option until such Shares shall have been registered on the stock transfer books of the Company in the name of the Optionee (or such other person).

8.                                                                                               Notice of Premature Disposition.  If this Option is intended to qualify as an ISO, as provided on the signature page of this Agreement, then if, within two years from the Grant Date or within one year after the transfer of Shares to the Optionee upon exercise of the Option, the Optionee makes a disposition (as defined in section 424(c) of the Code) of any Shares, the Optionee shall notify the Treasurer of the Company within ten (10) days after such disposition.

9.                                                                                               Transfer Restrictions. The Optionee shall not Transfer Shares except as may be approved by the Board in its sole and absolute discretion or except by will or the laws of descent and distribution; provided, that in connection with any Transfer permitted under this Section 9, the transferee shall hold such Shares subject to the same restrictions applicable to the transferor and shall agree to be bound by the terms of this Stock Option Agreement.  The Company may place a legend on certificate(s) evidencing the Shares referencing the restrictions set forth in this Section 9.

10.                                                                                         Participation in a Third Party Sale Transaction.

(a)                                  Notice of Sale.  If ATN intends to enter into a transaction with a non-affiliated third party for the purchase of all or any of the Company Common Stock held, directly or indirectly, by ATN (a “Third Party Sale Transaction”), whether or not the same would, if consummated, constitute a Change of Control, then if and to the extent the Optionee has exercised the Option and holds Shares thereby, ATN shall deliver to the Optionee written notice thereof, which notice shall describe the material terms and conditions of such Third Party Sale Transaction (a “Sale Notice”).

(b)                                 Mandatory Participation.  If ATN shall propose to sell any shares of Company Common Stock in a Third Party Sale Transaction that would constitute a Change of Control, ATN may, by specifying in the Sale Notice that it is exercising its rights under this Section 10(b) (the “Participation Rights”), require the Optionee to sell the same proportionate percentage of the shares of Company Common Stock held by the Optionee as ATN proposes to sell of its shares of Company Common Stock for the same price per share of Company Common Stock as ATN is to receive in respect of its shares of Company Common Stock and on other terms and conditions that are identical in all material respects as those that are to apply to ATN with respect to its shares of Company Common Stock.

(c)                                  Optional Participation.  Optionee shall have the right, exercisable by delivering written notice thereof to ATN and the Company within ten (10) days of receipt of a

Sale Notice, whether or not the Third Party Sale Transaction referenced therein would constitute a Change of Control (and in the case where the referenced Third Party Sale Transaction would constitute a Change of Control, if ATN has not exercised its Participation Rights with respect thereto), to require ATN to cause the third party purchaser to purchase from Executive the same proportionate percentage of Company Common Stock then held by Optionee as ATN proposes to sell of its shares of Company Common Stock for the same price per share of Company Common Stock as ATN is to receive in respect of its shares of Company Common Stock and on other terms and conditions that are identical in all material respects as those that are to apply to ATN with respect to its shares of Company Common Stock.  ATN shall not consummate any sale of shares of Company Common Stock unless the third party purchaser simultaneously purchases from Optionee those shares of Company Common Stock required to be purchased from Optionee in accordance with this Section 10(c).

(d)                                 ATN shall have complete discretion over the terms and conditions of any proposed Third Party Sale Transaction effected in accordance with this Section 10, including, without limitation, price, type of consideration, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks, escrows and, if applicable, rights with respect to shares of Company Common Stock retained by ATN and the Optionee following the consummation of any such Third Party Sale Transaction.  The Optionee agrees to cooperate fully with ATN in any proposed Third Party Sale Transaction effected in accordance with this Section 10 and not to take any action prejudicial to or inconsistent therewith, and without limitation of the foregoing, to execute any and all agreements and instruments in effectuating such transaction in form and substance identical in all material respects as those applicable to ATN in connection with any such transaction.

(e)                                  The Optionee shall bear his pro rata share (based on the Optionee’s share of the aggregate proceeds) of any indemnities required of all of the selling stockholders in connection with a sale of shares of Company Common Stock in accordance with this Section 10 (other than indemnities arising out of representations concerning the Optionee’s own shares, the authority of the Optionee to effect the transaction, the enforceability of the Optionee’s obligations thereunder, and other representations and covenants particular to the Optionee, for which the Optionee shall be solely responsible); provided that, other than in instances of the Optionee’s fraud, the maximum potential liability for such indemnities shall be limited to the amount of the aggregate proceeds received or receivable by the Optionee.

11.                                                                                         Sale Obligations with respect to a Change of Control Transaction.  If and to the extent the Optionee has exercised this Option and holds Shares thereby, the Optionee covenants and agrees to do the following with respect to a Change of Control Transaction:  (i) consent to, vote in favor of, and raise no objections to a Change of Control Transaction approved by the Board or by ATN; and (ii) take all actions requested by the Board or by ATN that are necessary or desirable in connection with the consummation of such a Change of Control transaction, including, without limitation, waiving of all dissenting or appraisal rights available to the Optionee under applicable laws with respect thereto.

12.                                                                                         Affect of ATN Change of Control.

(a)                                  Conversion of Shares into ATN Common Stock upon ATN Change of Control.  Each Share, whether (i) previously purchased by Optionee via exercise of a Vested Option or (ii) associated with each outstanding and unexercised Option or Vested Option, shall automatically, without the need of further consent or approval from Executive, the Company or ATN, convert into shares of ATN common stock immediately prior to, but subject to the occurrence of, an ATN Change of Control transaction.  For such purpose, each Share shall convert into a number of shares of ATN common stock equal to the quotient of (i) the Fair Market Value of such Share determined as of the then most recently completed fiscal quarter prior to the public announcement of the ATN Change of Control transaction and for which ATN has publicly reported its earnings (the “FMV Measuring Date”) divided by (ii) the Equivalent Cash Value receivable on account of each share of ATN common stock.  The Fair Market Value of each Option as of the FMV Measuring Date shall equal the quotient of (i) the Company Common Equity Value divided by (ii) the number of issued and outstanding shares of Company Common Stock on a fully-diluted basis as of the FMV Measuring Date.

(b)                                 Definitions.    For purposes of this Section 12, the following definitions shall apply:

“ATN Cash” means the cash held by ATN and its subsidiaries (including the Company) on a consolidated basis as of the FMV Measuring Date as determined in accordance with generally accepted accounting principles.

“ATN Change of Control” means a change of control of ATN (as determined by the Committee from time to time) that has been approved by ATN stockholders (including without limitation, with regard to the effect of the provisions of Section 12 arising therefrom) after giving effect to which shares of ATN’s common stock are no longer listed for trading on a national securities exchange or over-the-counter securities market.

“ATN EBITDA” means the EBITDA of ATN and its subsidiaries (including the Company) on a consolidated basis for the twelve months ending on the FMV Measuring Date.

“ATN Indebtedness” means the amount of indebtedness of ATN and its subsidiaries (including the Company) on a consolidated basis as set forth on ATN’s balance sheet dated as of the FMV Measuring Date and determined in accordance with generally accepted accounting principles.

“Committee” means the “Committee” within the meaning of the Atlantic Tele-Network 2008 Equity Incentive Plan.

“Company Cash” means the cash held by the Company and its subsidiaries on a consolidated basis as of the FMV Measuring Date as determined in accordance with generally accepted accounting principles.

“Company Common Equity Value” means, as of the FMV Measuring Date, (i) the product of (x) Company EBITDA multiplied by (y) the Market Multiple, less (ii) the Preferred Stock Liquidation Preference, less (iii) the amount of Company Indebtedness, plus (iv) Company Cash (provided, however, in no event less than $0.00).

“Company Indebtedness” means the indebtedness of the Company and its subsidiaries on a consolidated basis as set forth on the Company’s balance sheet dated as of the FMV Measuring Date and determined in accordance with generally accepted accounting principles; provided, however, “Company Indebtedness” does not include any indebtedness of ATN or any of its subsidiaries (other than the Company and its subsidiaries) that is guaranteed by the Company or any of its subsidiaries.

“Company EBITDA” means EBITDA of the Company and its subsidiaries on a consolidated basis for the twelve months ending on the FMV Measuring Date.

“EBITDA” means with respect to the Company or ATN, as applicable, and measured for the twelve months ending on the FMV Measuring Date, the sum (a) of the Company’s or ATN’s operating income during such period plus (b) depreciation and amortization expense incurred by the Company or ATN during such period and, in the case of the Company, the amount of any cash management or advisory fees paid by the Company to ATN for such period, all as determined on a consolidated basis and in accordance with generally accepted accounting principles.

“Equivalent Cash Value” receivable on account of each share of ATN common stock in an ATN Change of Control transaction equals the sum of cash and the value of any non-cash consideration receivable on account of each share of ATN common stock upon the consummation of an ATN Change of Control transaction in accordance with the definitive agreement(s) providing therefor, in the case of non-cash consideration, measured as of the end of the last trading day before the announcement of such ATN Change of Control transaction.

“Market Multiple” means as of the FMV Measuring Date, the quotient of (i) (A) the product of (x) the Equivalent Cash Value receivable on account of each share of ATN common stock, multiplied by (y) the number of outstanding shares of ATN’s common stock as of FMV Measuring Date, plus (B) ATN Indebtedness as of the FMV Measuring Date, minus ATN Cash as of the FMV Measuring Date, divided by (ii) ATN EBITDA as measured for the twelve-month period ending on the FMV Measuring Date.

“Preferred Stock Liquidation Preference” means, as of the FMV Measuring Date, the liquidation preferences, including with respect to accrued but unpaid dividends, of any classes or series of capital stock of the Company ranking senior in right to Company Common Stock as to dividends or in liquidation in accordance with the Company’s certificate of incorporation.

“Qualifying Termination” means that as determined by the Committee.

(c)                                  Applicability of Vesting and other Provisions.  ATN common stock issued to Executive in accordance with this Section 12 on account of the Option, Vested Option or Shares shall be subject to the terms and conditions of equity awards granted under the Atlantic Tele-Network, Inc. 2008 Equity Incentive Plan.  Shares of ATN common stock issued to Executive in accordance with this Section 12 on account of the Option shall remain subject to vesting as set forth in the Vesting Schedule hereto and to the provisions of Sections 4 through 9, 13 and 15 through 20 hereof, mutatis mutandis.  Shares of ATN common stock issued to Executive in accordance with this Section 12 on account of a Vested Option shall remain subject the provisions of Sections 4 through 9, 13 and 15 through 20 hereof, mutatis mutandis.  Shares of ATN common stock issued to Executive in accordance with this Section 12 on account of the Shares shall remain subject the provisions of Sections 13 and 15 through 20 hereof, mutatis mutandis.  The provisions of Sections 10 and 11 hereof shall not apply to shares of ATN common stock issued to Executive in accordance with this Section 12.

(d)                                 Acceleration of Vesting of ATN Shares.   Notwithstanding anything to the contrary set forth herein, each share of ATN common stock issued to Executive on account of an Option that remains unvested as of the time of an ATN Change of Control transaction shall become vested for all purposes if following such ATN Change of Control there is a Qualifying Termination of Executive’s employment with the Company.

13.                                                                                         Security.  As security for the Optionee’s faithful performance of the Optionee’s agreements hereunder, and to assure the availability for delivery of the Shares subject to the Participation Rights provided for in Section 10 upon the Company’s exercise thereof, the Optionee agrees concurrently with the issue of the Shares to deliver to and deposit with the Company, an “Assignment Separate from Certificate” duly endorsed in blank in the form attached hereto, together with the certificate being issued to the Optionee evidencing the Shares.  The Optionee hereby further irrevocably authorizes and instructs the Company to complete such Assignment and effect the transfer of Shares upon the Company’s exercise of its rights under Section 10.

14.                                                                                         Investment Representations.  As a condition to exercise of any Options hereunder, the Optionee shall at the time of exercise of this Option represent and warrant to the Company, and acknowledge, as follows with respect to the Shares.

(a)                                  Acquisition for Own Account.  Any Shares acquired by the Optionee hereunder are acquired for investment for the Optionee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Optionee has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Optionee further represents that the Optionee does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.  The Optionee understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and under applicable state securities laws (“Securities Laws”) by reason of a specific exemption from the registration provisions of the Securities Laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Optionee’s representations as expressed herein.

(b)                                 Restricted Securities.  The Optionee understands that the Shares are characterized as “restricted securities” under the Securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Laws only in certain limited circumstances.  The Optionee acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Laws or an exemption from such registration is available.  The Optionee is aware of the provisions of Rule

144 promulgated under the Securities Act that permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being affected through a “broker’s transaction” or in transactions directly with a “market maker” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

(c)                                  No Public Market.  The Optionee understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

(d)                                 Further Limitations on Disposition.  Without in any way limiting the representations set forth above, the Optionee further agrees not to make any disposition of all or any portion of the Shares unless and until:

(i)                                     There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)                                  The Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Optionee shall have furnished the Company with an opinion of counsel, satisfactory to the Company that such disposition will not require registration under the Securities Act.

(e)                                  Company’s Relationship with ATN.  The Optionee acknowledges that, for so long as ATN holds a majority of the Company’s issued and outstanding capital stock, the Company has the power and authority to, and the Optionee agrees that the Company may, guaranty or otherwise become primarily or conditionally liable for or obligated with respect to, and cause any of the Company’s subsidiaries so to guaranty or become liable for or obligated with respect to, the debts and liabilities of ATN and any of ATN’s subsidiaries without regard to the benefits, if any, to the Company and its subsidiaries therefrom, and, as security therefor or otherwise in connection therewith, grant liens on or security interests in the Company’s assets and cause the Company’s subsidiaries to grant liens on or security interests in their respective assets.

15.                                                                                         No Retention Rights.  Nothing in the Plan, the Option or this Agreement confers upon the Optionee any right to continue in the employment of the Company for any period of specific duration or shall be construed to interfere with or otherwise restrict in any way the rights of the Company or of the Optionee, which rights are expressly reserved by each, to terminate the Optionee’s employment at any time and for any reason, with or without cause.  In the event that a written employment agreement exists or is entered into by the Optionee and the Company during the term of this Agreement, any rights therein that inure to the benefit of the

Company shall not be deemed to limit or restrict any rights of the Company under this Option or under the Plan and in the event of any conflict between this Option and any such employment agreement, the provisions thereof shall be read liberally in favor of the Company.

16.                                                                                         Taxes.  As a condition to the issuance of Shares upon exercise of this Option, the Optionee hereby agrees that, if the Company in its discretion determines that it is or could be obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any Shares or other property acquired pursuant to the Option, the Company may, in its discretion, withhold the appropriate amount of tax (a) in cash from the Optionee’s wages or other remuneration or (b) in kind from the Shares or other property otherwise deliverable to the Optionee on exercise of this Option.  The Optionee further agrees that, if the Company does not withhold an amount sufficient to satisfy the withholding obligation of the Company, the Optionee will on demand, and as a condition to the issuance of Shares upon the exercise of this Option, make reimbursement in cash for the amount underwithheld or, if permitted by the Board, provide such cash or other security as the Board deems adequate to meet the liability or potential liability of the Company for the withholding of tax, and to augment such cash or other security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such cash or other security.

17.                                                                                         Amendments.  The Board may at any time or times amend the Plan, the Option or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Plan or amendment of the Option or this Agreement shall, without the Optionee’s consent, materially adversely affect the Optionee’s rights under the Option or this Agreement.

18.                                                                                         Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.

19.                                                                                         Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 19:

“Board” means the Board of Directors of the Company.

“Credit Agreement” means the Credit Agreement by and among Atlantic Tele-Network, Inc. as Borrower, the Company, as Guarantor, each of the other Guarantors referred to therein and CoBank, ACB as Administrative Agent, Arranger, an Issuing Lender and a Lender and the other Lenders, as amended, restated, supplemented, extended or otherwise modified from time to time.

“Disability” or “Disabled” Optionee shall be deemed to have a “Disability” or be “Disabled” for purposes of this Agreement if either (i) the Optionee is deemed disabled for purposes of any group or individual disability policy paid for by the Company and at the time in effect, or (ii) in the good faith judgment of the Board, the Optionee is substantially unable to perform Optionee’s duties under this Agreement, with or without reasonable accommodation, for more than one hundred twenty (120) days, whether or not consecutive, in any twelve (12) month period, by reason of a physical or mental illness or injury.

“Encumbrances” means all security interests, title defects or objections, mortgages, liens, claims, charges, rights of others, pledges or other encumbrances of any nature whatsoever, including licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, infringements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

“Transfer” means with respect to any Share, any direct or indirect transfer, sale, gift, exchange, assignment, pledge, grant or imposition of any Encumbrance on or other alienation or disposition of such Share, or the grant of any rights or interest with respect thereto.

“Vested Option” means at any time those Shares that have vested in accordance with Section 3 hereof or the Vesting Schedule set forth on the signature page of this Agreement.

20.                                                                                         Miscellaneous.

(a)                                  Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.  This Agreement shall be construed and enforced in accordance with and governed by the laws of Delaware (without giving effect to any conflicts or choice of laws provisions thereof that would give rise to the application of the domestic substantive or procedural laws of any other jurisdiction).

(b)                                 Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Optionee fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law.  The Company shall, therefore, be entitled to obtain specific performance of each of the Optionee’s obligations hereunder and to obtain immediate injunctive relief.  The Optionee shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

(c)                                  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

(d)                                 Notices.  All notices required or permitted hereunder shall be in writing and be effective upon personal delivery, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to its principal executive office at the time, Attention: Chief Executive Officer, and if to the Optionee, to the address shown beneath his or her signature on the signature page of this Agreement, or at such other address or addresses as either party shall designate.

(e)                                  Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof.

(f)                                    Waivers.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board, but no such waiver shall operate to the detriment of the Optionee without the Optionee’s consent.

Attachment A

Notice of Stock Option Exercise
(To be completed and signed only on exercise of Option)

I hereby exercise the stock option (the “Option”) granted by Allied Wireless Communications Corporation (the “Company”) to me on               , subject to all the terms and provisions thereof as contained in the Stock Option Agreement of the same date signed by me concerning such Option (the “Agreement”) and in the Company’s 2011 Equity Incentive Plan (the “Plan”), and notify you of my desire to purchase            Shares pursuant to the Option.

Enclosed is my check in the sum of $                 in full payment for such Shares and applicable withholding taxes.

I hereby confirm to the Company each of my representations, covenants and agreements in the Agreement.

All capitalized terms in this Notice of Stock Option Exercise have the meanings set forth in the Agreement or in the Plan, as the case may be.

DATED:

Signature:

Name:
Address: